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                                                                    Exhibit 10.1





                                December 11, 1996

Dart Group Corporation
3300 75th Avenue
Landover, MD  20785

Gentlemen:

         Reference is hereby made to Section 7 of that certain Stockholders' Agreement, dated June 30, 1988, as amended, by and among Dart Group Corporation ("Dart"), Kenneth M. Herman ("Herman"), "Jumbo Food Stores, Inc." (the name of which is now Shoppers Food Warehouse Corp.) and Robert N. Herman (the "Stockholders' Agreement"), pursuant to which either Dart, on the one hand, or Herman and any Permitted Transferees (as defined in the Stockholders' Agreement) (collectively, the "Herman Group"), may make an offer to sell all of the securities of Shoppers Food Warehouse Corp. ("Shoppers") that it holds and an offer to buy all of the securities of Shoppers that it does not hold (a "Buy/Sell Offer").

         We hereby agree that for purposes of any Buy/Sell Offer pursuant to
Section 7 of the Stockholders' Agreement that is delivered at any time during the seven-day period beginning at 12:01 a.m. on December 10 and ending at 11:59 p.m. on December 16, 1996 (the "Seven-Day Period"), the Stockholders' Agreement shall hereby be amended to reduce the one hundred twenty (120) day period specified in the preamble and clause (iii) of Section 7(B) of the Stockholders' Agreement to a period of sixty (60) days. The effect of this letter shall be that for purposes of any Buy/Sell Offer delivered by Dart or Herman pursuant to
Section 7 of the Stockholders' Agreement at any time during the Seven-Day Period (but not for purposes of any other offers pursuant to said Section 7),
Section 7(B) of the Stockholders' Agreement shall be deemed to read as set forth in Exhibit A to this letter.

         We hereby further agree that if Dart and the Herman Group each delivers a Buy/Sell Offer during the Seven-Day Period, then the Buy/Sell Offer delivered first in time shall be valid and effective and the Buy/Sell Offer delivered second in time shall be null and void.

         Section 9 of the Stockholders' Agreement shall hereby be amended and restated to read in its entirety as set forth in Exhibit B to this letter.
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Dart Group Corporation
December 9, 1996
Page 2



         This letter constitutes a valid, binding and enforceable amendment of the Stockholders' Agreement.

         If you are in agreement with the foregoing, please have this letter executed by your authorized representative and return a copy to the undersigned, as follows:

                          Mr. Kenneth M. Herman
                          Shoppers Food Warehouse Corporation
                          4600 Forbes Blvd.
                          Lanham, Maryland 20785

This letter shall be null and void, and of no force and effect, unless it is signed on behalf of Dart and actually delivered (by hand delivery or by courier) to the address specified in the preceding sentence prior to 5:30 p.m. (E.S.T.) on December 11, 1996.

                                        Very truly yours,


                                         /s/ KENNETH M. HERMAN
                                         ----------------------------
                                         Kenneth M. Herman


                                         SHOPPERS FOOD WAREHOUSE CORP.


                                         /s/ KENNETH M. HERMAN
                                         ----------------------------
                                         By: Kenneth M. Herman
                                             President



                                         /s/ ROBERT N. HERMAN
                                         ----------------------------
                                             Robert N. Herman



Accepted and Agreed to:

DART GROUP CORPORATION


By: /s/ L. G. SCHAFRAN
   ------------------------------------------------

Date: 12 . 11 . 96
     ----------------------------------------------
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                                                                       Exhibit A




                 (B) Within sixty (60) days after the First Party Stockholder's offer, the Second Party Stockholder shall have the nonassignable right to respond to the First Party Stockholder in one of the following ways:

                          (i) accept in writing the offer to purchase all the First Party Stockholder's securities of Stores at the price stated in such offer;

                          (ii) accept in writing the offer to sell all the securities of Stores it holds to the First Party Stockholder at the price stated in such offer;

                          (iii)  reject both offers, either in writing or by
                 not responding within such 60-day period, in which case the First Party Stockholder shall purchase, and the Second Party Stockholder shall sell, for cash at the price in the offer, all the securities of Stores held by the Second Party Stockholder.
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                                                                       Exhibit B

Section 9.   Notices.

         Any notices required or permitted to be given under this Agreement (including, without limitation, any offer pursuant to Section 7(A) or any acceptance or rejection pursuant to Section 7(B)) shall be in writing and shall be deemed to have been duly given if delivered by mail, by courier, by telefacsimile or by hand delivery, as follows: (1) if to Dart, to Dart Group Corporation, 3300 75th Avenue, Landover, Maryland, 20785, Attention: Chief Financial Officer (Telefax No. 301-772-3910), with a copy to Kenneth J. Ayres, Esq., Jones, Day, Reavis & Pogue, 1450 G Street, N.W., Washington, D.C. 20005 (Telefax No. 202-737-2832); (ii) if to Herman or to Stores, to Robert N. Herman, Shoppers Food Warehouse Corp., 4600 Forbes Blvd., Lanham, Maryland 20785 (Telefax No. 301-306-4274), with a copy to Dennis J. Block, Esq., Weil, Gotshal & Manges, 767 5th Avenue, New York, NY 10153 (Telefax No. 212-310-8007), or at any other address or to the attention of any other person designated by Dart, Herman or Stores, respectively, in a written notice given to the other parties pursuant to the provisions of this Section. Any notice pursuant to this Section shall be deemed given when it is actually delivered at the address (or telefax number) set forth in the preceding sentence.